Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Fourth Quarter and Full Year 2019

RICHMOND, Va. (February 24, 2020) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the fourth quarter and full year ended December 31, 2019.

 Selected Statistical and Financial Data

As of and For the Three Months and Years Ended December 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2019	2018	% Change	2019	2018	% Change

Net income(2)	$25,453	$34,152	(25.5%)	$171,917	$206,086	(16.6%)
Net income per share(2)	$0.11	$0.15	(26.7%)	$0.77	$0.90	(14.4%)

Adjusted EBITDAre(2)	$86,110	$94,831	(9.2%)	$428,785	$448,512	(4.4%)
Comparable Hotels Adjusted Hotel EBITDA(2)	$95,734	$99,970	(4.2%)	$459,473	$463,591	(0.9%)
Comparable Hotels Adjusted Hotel EBITDA Margin %(2)	33.4%	34.7%	(130 bps)	36.7%	37.3%	(60 bps)
Modified funds from operations (MFFO)(2)	$70,604	$81,502	(13.4%)	$365,921	$395,785	(7.5%)
MFFO per share(2)	$0.32	$0.36	(11.1%)	$1.63	$1.72	(5.2%)

Average Daily Rate (ADR) (Actual)	$131.41	$131.93	(0.4%)	$137.30	$136.04	0.9%
Occupancy (Actual)	72.9%	72.5%	0.6%	77.0%	76.9%	0.1%
Revenue Per Available Room (RevPAR) (Actual)	$95.85	$95.63	0.2%	$105.72	$104.66	1.0%

Comparable Hotels ADR	$131.47	$133.09	(1.2%)	$137.70	$137.43	0.2%
Comparable Hotels Occupancy	72.9%	72.7%	0.3%	77.1%	77.2%	(0.1%)
Comparable Hotels RevPAR	$95.82	$96.72	(0.9%)	$106.12	$106.07	-

Distributions paid	$67,175	$68,627	(2.1%)	$268,672	$275,892	(2.6%)
Distributions paid per share	$0.30	$0.30	-	$1.20	$1.20	-

Total debt outstanding	$1,325,867
Total debt to total capitalization (3)	26.7%

(1)

Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

On January 1, 2019, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2016-02, Leases (Topic 842). Under the new lease accounting standard, the Company classified four ground leases as finance leases that were previously classified as operating leases in accordance with the previous accounting standard. See discussion below for additional information on the adoption of the new lease accounting standard.

(3)	Total debt outstanding divided by total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.25 on December 31, 2019.

Comparable Hotels is defined as the 232 hotels owned and held for use by the Company as of December 31, 2019. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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Justin Knight, President and Chief Executive Officer of Apple Hospitality, commented, “We are pleased to report Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 37 percent for the year and continued strong occupancy across our portfolio. We continue to work diligently to maximize profitability in the current operating environment, which is challenged by a tight labor market and increases in supply, and remain confident that with our diversified portfolio of rooms-focused hotels and the strength of our balance sheet, we are well positioned to outperform over the long term.”

Portfolio Activity

Acquisitions and Contracts for Potential Acquisitions

In 2019, Apple Hospitality acquired three hotels with an aggregate of 343 guest rooms for a combined total purchase price of approximately $59 million, including a 55-room independent boutique hotel in Richmond, Virginia, which was acquired during the fourth quarter for approximately $7 million.

The Company continues to have outstanding contracts for the potential purchase of six additional hotels for a combined total expected purchase price of approximately $209 million. The six hotels under contract are currently under development, and assuming all conditions to closing are met, will be acquired over the next five to 18 months from December 31, 2019. There are many conditions to closing under each of the contracts that have not yet been satisfied, including completion of construction, and there can be no assurance that closings on the six hotels will occur.

Dispositions and Contract for Potential Disposition

In 2019, the Company sold 11 hotels with an aggregate of 1,285 guest rooms for a total combined gross sales price of approximately $122 million, including the 122-room Courtyard by Marriott in Winston-Salem, North Carolina, and the 109-room Hampton Inn by Hilton in Fort Lauderdale, Florida, which were sold during the fourth quarter for approximately $7 million and $20 million, respectively. The Company’s 2019 dispositions resulted in a combined gain on sale of approximately $6 million. In January 2020, the Company sold the 105-room SpringHill Suites by Marriott in Sanford, Florida, for a gross sales price of $13 million, resulting in an estimated gain of less than $1 million, which the Company will recognize during the first quarter of 2020.

In December 2019, the Company entered into a contract for the sale of its 230-room SpringHill Suites by Marriott in Boise, Idaho, for a gross sales price of $32 million. Although the Company is working towards the sale of this hotel, there are many conditions to closing that have not yet been satisfied and there can be no assurance that a closing on this hotel will occur under the outstanding sale contract. If the closing occurs, this sale is expected to be completed in the first quarter of 2020, and the Company anticipates recognizing a gain upon completion of the sale.

Renaissance New York Hotel 57 Converted to an Independent Boutique Hotel

In January 2020, the Company converted its 208-room Renaissance hotel in New York, New York, to an independent boutique hotel. The intent of the conversion is to provide greater long-term flexibility with the operations of the hotel. Although the Company is not able to fully estimate the near-term impact associated with the transition, it does anticipate operational disruption as the management team works to replace revenue that historically came from participation in the Renaissance brand system.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the year ended December 31, 2019, the Company invested approximately $79 million in capital expenditures. The Company plans to continue to reinvest in its hotels and anticipates investing approximately $80 million to $90 million in capital improvements in 2020, which includes various scheduled renovation

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projects at approximately 25 to 30 properties, including the completion of the renovation of the Company’s full-service Marriott in Richmond, Virginia.

Adoption of New Lease Accounting Standard

On January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842). Under this standard, lessees are required to recognize most leases on their balance sheets as right-of-use assets and lease liabilities. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. Under the new standard, four of the Company’s ground leases that were previously classified as operating leases under the previous accounting standard are classified as financing leases under Topic 842. For these finance leases, effective January 1, 2019, the Company recognizes depreciation and amortization expense and interest and other expense, net in the Company’s consolidated statements of operations, instead of operating ground lease expense. While the total expense recognized over the life of a lease is unchanged, the timing of expense recognition for these finance leases results in higher expense during the earlier years of the lease and lower expense during the later years of the lease. For the three months and year ended December 31, 2019, the Company recognized approximately $2.8 million and $8.2 million of interest expense, respectively, and approximately $1.6 million and $4.5 million of amortization expense, respectively, associated with these four finance leases. Under the previous accounting standard, the Company would have recognized approximately $2.3 million and $7.0 million of cash operating ground lease expense and $1.6 million and $4.4 million of non-cash straight-line ground lease expense and amortization of intangible lease expense during the three months and year ended December 31, 2019, respectively, for these four ground leases. As a result of the new lease standard, at December 31, 2019, the Company’s balance sheet reflects finance ground lease assets, net, of approximately $193.2 million, operating lease assets, net, of approximately $28.3 million and associated combined lease liabilities of approximately $228.8 million.

Balance Sheet

As of December 31, 2019, Apple Hospitality had approximately $1.3 billion of total outstanding indebtedness with a current combined weighted-average interest rate of approximately 3.6 percent. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding indebtedness is comprised of approximately $455 million in property-level debt secured by 29 hotels and approximately $871 million outstanding on its unsecured credit facilities. Apple Hospitality’s undrawn capacity on its unsecured credit facilities at December 31, 2019 was approximately $374 million. The Company’s total debt to total capitalization at December 31, 2019 was approximately 27 percent, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. The Company’s weighted-average debt maturities are 5 years, and the weighted-average maturity of its effectively fixed-rate debt is 4 years at a weighted-average interest rate of 3.7 percent.

Shareholder Distributions

Apple Hospitality paid distributions of $0.30 per common share during the three-month period ended December 31, 2019. Distributions paid by the Company totaled $1.20 per common share for the year ended December 31, 2019. Based on the Company’s common share closing price of $15.12 on February 20, 2020, the annualized distribution rate of $1.20 per common share represents an annual yield of approximately 7.9 percent. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

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2020 Outlook

Apple Hospitality is providing its operational and financial outlook for 2020. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. Comparable Hotels RevPAR Change and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, as if the hotels were owned as of January 1, 2019, and exclude dispositions and assets held for sale since January 1, 2019. For the full year 2020, the Company anticipates:

	2020 Guidance(1)
	Low-End	High-End

Net Income	$134 Million	$161 Million

Comparable Hotels RevPAR Change	(2.0%)	0.0%

Comparable Hotels Adjusted Hotel EBITDA Margin %	34.5%	35.5%

Adjusted EBITDAre	$394 Million	$414 Million

(1)	Explanations of and reconciliations to net income guidance of Adjusted EBITDAre guidance are included below.

Fourth Quarter and Full Year 2019 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties on Tuesday, February 25, 2020, at 10:00 a.m. Eastern Time. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on February 25, 2020, through 11:59 p.m. Eastern Time on March 17, 2020. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13697587. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 232 hotels with approximately 29,800 guest rooms located in 87 markets throughout 34 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 105 Marriott-branded hotels, 124 Hilton-branded hotels, one Hyatt-branded hotel and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre (“Adjusted EBITDAre”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income, cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre,

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Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income are provided in the following pages.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,	December 31,
	2019	2018

Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,054,429 and $909,893, respectively	$4,825,738	$4,816,410
Assets held for sale	12,093	-
Restricted cash-furniture, fixtures and other escrows	34,661	33,632
Due from third party managers, net	26,926	29,091
Other assets, net	42,993	49,539
Total Assets	$4,942,411	$4,928,672

Liabilities
Debt, net	$1,320,407	$1,412,242
Finance lease liabilities	216,627	-
Accounts payable and other liabilities	114,364	107,420
Total Liabilities	1,651,398	1,519,662

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 223,862,913 and 223,997,348 shares, respectively	4,493,763	4,495,073
Accumulated other comprehensive income (loss)	(4,698)	10,006
Distributions greater than net income	(1,198,052)	(1,096,069)
Total Shareholders' Equity	3,291,013	3,409,010

Total Liabilities and Shareholders' Equity	$4,942,411	$4,928,672

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31, (Unaudited)		December 31,
	2019	2018	2019	2018
Revenues:
Room	$265,208	$270,679	$1,167,203	$1,172,331
Food and beverage	15,029	15,743	59,815	62,600
Other	9,734	8,833	39,579	35,624
Total revenue	289,971	295,255	1,266,597	1,270,555

Expenses:
Hotel operating expense:
Operating	75,986	76,849	312,449	315,363
Hotel administrative	25,307	24,637	103,895	102,019
Sales and marketing	27,800	25,069	116,089	105,834
Utilities	9,463	9,781	40,598	42,474
Repair and maintenance	13,358	12,680	52,695	51,813
Franchise fees	12,491	12,654	54,862	54,494
Management fees	9,779	10,156	43,828	43,937
Total hotel operating expense	174,184	171,826	724,416	715,934
Property taxes, insurance and other	18,623	19,500	75,840	74,640
Operating ground lease	405	2,784	1,658	11,364
General and administrative	10,726	7,326	36,210	24,294
Loss on impairment of depreciable real estate assets	-	-	6,467	3,135
Depreciation and amortization	49,294	46,730	193,240	183,482
Total expense	253,232	248,166	1,037,831	1,012,849

Gain on sale of real estate	3,969	152	5,021	152

Operating income	40,708	47,241	233,787	257,858

Interest and other expense, net	(15,081)	(12,916)	(61,191)	(51,185)

Income before income taxes	25,627	34,325	172,596	206,673

Income tax expense	(174)	(173)	(679)	(587)

Net income	$25,453	$34,152	$171,917	$206,086

Other comprehensive income (loss):
Interest rate derivatives	5,653	(9,461)	(14,704)	228

Comprehensive income	$31,106	$24,691	$157,213	$206,314

Basic and diluted net income per common share	$0.11	$0.15	$0.77	$0.90

Weighted average common shares outstanding - basic and diluted	223,906	227,455	223,910	229,659

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2019	2018	% Change	2019	2018	% Change

Total revenue	$286,996	$287,879	(0.3%)	$1,250,545	$1,241,346	0.7%

Total operating expenses	191,262	187,909	1.8%	791,072	777,755	1.7%

Adjusted Hotel EBITDA	$95,734	$99,970	(4.2%)	$459,473	$463,591	(0.9%)
Adjusted Hotel EBITDA Margin %	33.4%	34.7%	(130 bps)	36.7%	37.3%	(60 bps)

ADR (Comparable Hotels)	$131.47	$133.09	(1.2%)	$137.70	$137.43	0.2%
Occupancy (Comparable Hotels)	72.9%	72.7%	0.3%	77.1%	77.2%	(0.1%)
RevPAR (Comparable Hotels)	$95.82	$96.72	(0.9%)	$106.12	$106.07	-

ADR (Actual)	$131.41	$131.93	(0.4%)	$137.30	$136.04	0.9%
Occupancy (Actual)	72.9%	72.5%	0.6%	77.0%	76.9%	0.1%
RevPAR (Actual)	$95.85	$95.63	0.2%	$105.72	$104.66	1.0%

Reconciliation to Actual Results

Total Revenue (Actual)	$289,971	$295,255		$1,266,597	$1,270,555
Revenue from acquisitions prior to ownership	73	3,098		3,363	17,974
Revenue from dispositions/assets held for sale	(2,982)	(10,408)		(19,151)	(46,919)
Lease revenue intangible amortization	(66)	(66)		(264)	(264)
Comparable Hotels Total Revenue	$286,996	$287,879		$1,250,545	$1,241,346

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$96,836	$102,157		$464,995	$472,806
AHEBITDA from acquisitions prior to ownership	(1)	818		613	5,721
AHEBITDA from dispositions/assets held for sale	(1,101)	(3,005)		(6,135)	(14,936)
Comparable Hotels AHEBITDA	$95,734	$99,970		$459,473	$463,591

Note: Comparable Hotels is defined as the 232 hotels owned and held for use by the Company as of December 31, 2019. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019

Total revenue	$292,351	$336,366	$324,750	$287,879	$294,921	$338,841	$329,787	$286,996

Total operating expenses	187,132	201,705	201,009	187,909	189,292	204,760	205,758	191,262

Adjusted Hotel EBITDA	$105,219	$134,661	$123,741	$99,970	$105,629	$134,081	$124,029	$95,734
Adjusted Hotel EBITDA Margin %	36.0%	40.0%	38.1%	34.7%	35.8%	39.6%	37.6%	33.4%

ADR (Comparable Hotels)	$135.62	$141.15	$139.26	$133.09	$137.30	$141.83	$139.56	$131.47
Occupancy (Comparable Hotels)	74.9%	81.9%	79.2%	72.7%	74.0%	81.5%	79.9%	72.9%
RevPAR (Comparable Hotels)	$101.60	$115.67	$110.29	$96.72	$101.55	$115.55	$111.53	$95.82

ADR (Actual)	$134.32	$139.58	$137.77	$131.93	$136.36	$141.60	$139.21	$131.41
Occupancy (Actual)	74.6%	81.7%	78.9%	72.5%	73.9%	81.4%	79.9%	72.9%
RevPAR (Actual)	$100.18	$114.09	$108.70	$95.63	$100.71	$115.30	$111.17	$95.85

Reconciliation to Actual Results

Total Revenue (Actual)	$298,389	$344,714	$332,197	$295,255	$303,787	$341,117	$331,722	$289,971
Revenue from acquisitions prior to ownership	6,403	4,957	3,516	3,098	1,817	798	675	73
Revenue from dispositions/assets held for sale	(12,375)	(13,239)	(10,897)	(10,408)	(10,617)	(3,008)	(2,544)	(2,982)
Lease revenue intangible amortization	(66)	(66)	(66)	(66)	(66)	(66)	(66)	(66)
Comparable Hotels Total Revenue	$292,351	$336,366	$324,750	$287,879	$294,921	$338,841	$329,787	$286,996

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$107,091	$137,636	$125,922	$102,157	$108,804	$134,759	$124,596	$96,836
AHEBITDA from acquisitions prior to ownership	2,332	1,612	959	818	391	166	57	(1)
AHEBITDA from dispositions/assets held for sale	(4,204)	(4,587)	(3,140)	(3,005)	(3,566)	(844)	(624)	(1,101)
Comparable Hotels AHEBITDA	$105,219	$134,661	$123,741	$99,970	$105,629	$134,081	$124,029	$95,734

Note: Comparable Hotels is defined as the 232 hotels owned and held for use by the Company as of December 31, 2019. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

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Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2019	2018	% Change	2019	2018	% Change

Total revenue	$275,903	$277,898	(0.7%)	$1,206,575	$1,203,265	0.3%

Total operating expenses	184,037	181,597	1.3%	762,465	753,718	1.2%

Adjusted Hotel EBITDA	$91,866	$96,301	(4.6%)	$444,110	$449,547	(1.2%)
Adjusted Hotel EBITDA Margin %	33.3%	34.7%	(140 bps)	36.8%	37.4%	(60 bps)

ADR (Same Store Hotels)	$131.14	$132.55	(1.1%)	$137.42	$137.10	0.2%
Occupancy (Same Store Hotels)	72.8%	72.8%	-	77.2%	77.3%	(0.1%)
RevPAR (Same Store Hotels)	$95.53	$96.45	(1.0%)	$106.11	$105.98	0.1%

ADR (Actual)	$131.41	$131.93	(0.4%)	$137.30	$136.04	0.9%
Occupancy (Actual)	72.9%	72.5%	0.6%	77.0%	76.9%	0.1%
RevPAR (Actual)	$95.85	$95.63	0.2%	$105.72	$104.66	1.0%

Reconciliation to Actual Results

Total Revenue (Actual)	$289,971	$295,255		$1,266,597	$1,270,555
Revenue from acquisitions	(11,020)	(6,883)		(40,607)	(20,107)
Revenue from dispositions/assets held for sale	(2,982)	(10,408)		(19,151)	(46,919)
Lease revenue intangible amortization	(66)	(66)		(264)	(264)
Same Store Hotels Total Revenue	$275,903	$277,898		$1,206,575	$1,203,265

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$96,836	$102,157		$464,995	$472,806
AHEBITDA from acquisitions	(3,869)	(2,851)		(14,750)	(8,323)
AHEBITDA from dispositions/assets held for sale	(1,101)	(3,005)		(6,135)	(14,936)
Same Store Hotels AHEBITDA	$91,866	$96,301		$444,110	$449,547

Note: Same Store Hotels is defined as the 224 hotels owned and held for use by the Company as of January 1, 2018 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019

Total revenue	$283,558	$326,703	$315,106	$277,898	$283,876	$327,791	$319,005	$275,903

Total operating expenses	181,764	195,617	194,740	181,597	182,563	197,448	198,417	184,037

Adjusted Hotel EBITDA	$101,794	$131,086	$120,366	$96,301	$101,313	$130,343	$120,588	$91,866
Adjusted Hotel EBITDA Margin %	35.9%	40.1%	38.2%	34.7%	35.7%	39.8%	37.8%	33.3%

ADR (Same Store Hotels)	$135.07	$140.91	$139.23	$132.55	$136.28	$141.74	$139.80	$131.14
Occupancy (Same Store Hotels)	74.8%	82.2%	79.4%	72.8%	74.1%	81.8%	80.1%	72.8%
RevPAR (Same Store Hotels)	$101.09	$115.79	$110.60	$96.45	$101.01	$115.97	$111.93	$95.53

ADR (Actual)	$134.32	$139.58	$137.77	$131.93	$136.36	$141.60	$139.21	$131.41
Occupancy (Actual)	74.6%	81.7%	78.9%	72.5%	73.9%	81.4%	79.9%	72.9%
RevPAR (Actual)	$100.18	$114.09	$108.70	$95.63	$100.71	$115.30	$111.17	$95.85

Reconciliation to Actual Results

Total Revenue (Actual)	$298,389	$344,714	$332,197	$295,255	$303,787	$341,117	$331,722	$289,971
Revenue from acquisitions	(2,390)	(4,706)	(6,128)	(6,883)	(9,228)	(10,252)	(10,107)	(11,020)
Revenue from dispositions/assets held for sale	(12,375)	(13,239)	(10,897)	(10,408)	(10,617)	(3,008)	(2,544)	(2,982)
Lease revenue intangible amortization	(66)	(66)	(66)	(66)	(66)	(66)	(66)	(66)
Same Store Hotels Total Revenue	$283,558	$326,703	$315,106	$277,898	$283,876	$327,791	$319,005	$275,903

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$107,091	$137,636	$125,922	$102,157	$108,804	$134,759	$124,596	$96,836
AHEBITDA from acquisitions	(1,093)	(1,963)	(2,416)	(2,851)	(3,925)	(3,572)	(3,384)	(3,869)
AHEBITDA from dispositions/assets held for sale	(4,204)	(4,587)	(3,140)	(3,005)	(3,566)	(844)	(624)	(1,101)
Same Store Hotels AHEBITDA	$101,794	$131,086	$120,366	$96,301	$101,313	$130,343	$120,588	$91,866

Note: Same Store Hotels is defined as the 224 hotels owned and held for use by the Company as of January 1, 2018 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from March 31, 2018 through December 31, 2019.

	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Net income	$42,182	$67,630	$62,122	$34,152	$38,151	$62,090	$46,223	$25,453
Depreciation and amortization	44,840	45,743	46,169	46,730	47,950	48,109	47,887	49,294
Amortization of favorable and unfavorable operating leases, net	206	148	146	147	31	31	31	31
Interest and other expense, net	11,919	13,210	13,140	12,916	15,494	15,857	14,759	15,081
Income tax expense	163	151	100	173	206	156	143	174
EBITDA	99,310	126,882	121,677	94,118	101,832	126,243	109,043	90,033
(Gain) loss on sale of real estate	-	-	-	(152)	(1,213)	161	-	(3,969)
Loss on impairment of depreciable real estate assets	-	3,135	-	-	-	-	6,467	-
EBITDAre	99,310	130,017	121,677	93,966	100,619	126,404	115,510	86,064
Non-cash straight-line operating ground lease expense	904	898	875	865	48	47	47	46
Adjusted EBITDAre	$100,214	$130,915	$122,552	$94,831	$100,667	$126,451	$115,557	$86,110
General and administrative expense	6,877	6,721	3,370	7,326	8,137	8,308	9,039	10,726
Adjusted Hotel EBITDA	$107,091	$137,636	$125,922	$102,157	$108,804	$134,759	$124,596	$96,836

Cash operating ground lease expense for leases classified as financing leases effective January 1, 2019(1)	$1,405	$1,410	$1,432	$1,443	$-	$-	$-	$-

(1)

Represents cash lease payments recorded to operating ground lease expense related to four of the Company's ground leases that were classified as operating leases during the noted period. Under the new lease accounting standard, effective January 1, 2019, these four ground leases are classified as finance leases, for which the Company recognizes depreciation and amortization expense and interest and other expense, net in the Company's consolidated statements of operations, instead of operating ground lease expense. Depreciation and amortization and interest expense are excluded from EBITDA and operating ground lease expense is included in EBITDA.

Page | 12

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months and years ended December 31, 2019 and 2018.

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net income	$25,453	$34,152	$171,917	$206,086
Depreciation of real estate owned	47,441	46,490	187,729	182,527
Gain on sale of real estate	(3,969)	(152)	(5,021)	(152)
Loss on impairment of depreciable real estate assets	-	-	6,467	3,135
Funds from operations	68,925	80,490	361,092	391,596
Amortization of finance ground lease assets	1,602	-	4,517	-
Amortization of favorable and unfavorable operating leases, net	31	147	124	647
Non-cash straight-line operating ground lease expense	46	865	188	3,542
Modified funds from operations	$70,604	$81,502	$365,921	$395,785

Page | 13

Apple Hospitality REIT, Inc.

2020 Guidance Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre and Adjusted EBITDAre (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre and Adjusted EBITDAre guidance for the year ending December 31, 2020.

	Year Ending December 31, 2020
	Low-End	High-End
Net income	$134,200	$161,000
Depreciation and amortization	202,000	199,000
Amortization of favorable and unfavorable leases, net	400	400
Interest and other expense, net	64,000	61,000
Income tax expense	600	800
EBITDA	401,200	422,200
Gain on sale of real estate	(7,500)	(8,500)
EBITDAre	393,700	413,700
Non-cash straight-line operating ground lease expense	300	300
Adjusted EBITDAre	$394,000	$414,000

Page | 14

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

December 31, 2019

	2020	2021	2022	2023	2024	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$28,349	$47,586	$160,152	$295,615	$337,981	$456,184	$1,325,867	$1,333,638
Average interest rates (1)	3.6%	3.6%	3.5%	3.5%	3.6%	3.8%

Variable rate debt:
Maturities	$-	$-	$50,900	$250,000	$310,000	$260,000	$870,900	$870,719
Average interest rates (1)	3.2%	3.2%	3.2%	3.3%	3.4%	3.5%

Fixed rate debt:
Maturities	$28,349	$47,586	$109,252	$45,615	$27,981	$196,184	$454,967	$462,919
Average interest rates	4.4%	4.4%	4.2%	4.1%	4.1%	4.0%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Page | 15

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months ended December 31

(Unaudited)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019
Top 20 Markets
Los Angeles/Long Beach, CA	8	87.3%	89.0%	(1.9%)	$171.23	$168.09	1.9%	$149.48	$149.63	(0.1%)	7.2%
Phoenix, AZ	9	74.0%	73.4%	0.8%	$125.51	$121.17	3.6%	$92.83	$88.90	4.4%	4.6%
San Diego, CA	7	71.1%	74.6%	(4.7%)	$136.46	$144.66	(5.7%)	$97.08	$107.98	(10.1%)	4.1%
Anaheim/Santa Ana, CA	6	80.4%	82.2%	(2.2%)	$137.12	$135.65	1.1%	$110.28	$111.50	(1.1%)	4.1%
Nashville, TN	5	79.9%	79.5%	0.4%	$163.43	$169.63	(3.7%)	$130.51	$134.92	(3.3%)	3.9%
Chicago, IL	8	70.2%	69.0%	1.8%	$126.79	$129.49	(2.1%)	$89.00	$89.32	(0.4%)	3.3%
Seattle, WA	3	79.6%	78.0%	2.1%	$165.24	$165.26	(0.0%)	$131.58	$128.85	2.1%	2.8%
Dallas, TX	8	70.5%	67.9%	3.8%	$116.84	$118.47	(1.4%)	$82.36	$80.42	2.4%	2.7%
Florida Panhandle	5	70.5%	52.9%	33.4%	$129.10	$137.26	(5.9%)	$91.08	$72.60	25.4%	2.5%
Richmond/Petersburg, VA	5	65.3%	67.2%	(2.8%)	$145.45	$149.54	(2.7%)	$95.01	$100.47	(5.4%)	2.4%
Austin, TX	7	68.9%	64.5%	6.9%	$119.63	$120.40	(0.6%)	$82.44	$77.62	6.2%	2.2%
Fort Worth/Arlington, TX	5	75.7%	68.4%	10.6%	$126.85	$134.25	(5.5%)	$96.05	$91.88	4.5%	2.1%
Orlando, FL	3	84.1%	80.7%	4.2%	$118.74	$105.12	13.0%	$99.82	$84.78	17.7%	2.0%
Washington, DC-MD-VA	4	72.5%	72.2%	0.4%	$129.89	$119.52	8.7%	$94.22	$86.31	9.2%	1.8%
North Carolina East	5	70.5%	80.5%	(12.4%)	$109.10	$119.32	(8.6%)	$76.89	$96.00	(19.9%)	1.7%
Denver, CO	3	69.7%	74.9%	(7.0%)	$144.25	$138.62	4.1%	$100.49	$103.83	(3.2%)	1.7%
Alabama South	6	67.2%	71.6%	(6.2%)	$119.04	$120.75	(1.4%)	$80.00	$86.46	(7.5%)	1.6%
Oklahoma City, OK	4	67.0%	69.7%	(3.8%)	$127.61	$123.23	3.6%	$85.50	$85.85	(0.4%)	1.6%
Miami/Hialeah, FL	3	85.7%	79.0%	8.5%	$130.96	$143.66	(8.8%)	$112.27	$113.48	(1.1%)	1.6%
Idaho	2	69.3%	68.9%	0.6%	$132.15	$123.26	7.2%	$91.64	$84.95	7.9%	1.6%
Top 20 Markets	106	73.9%	73.4%	0.6%	$134.72	$135.81	(0.8%)	$99.51	$99.68	(0.2%)	55.5%

All Other Markets
New York, NY	1	97.0%	97.2%	(0.2%)	$303.79	$303.55	0.1%	$294.55	$294.94	(0.1%)	1.5%
Houston, TX	6	61.8%	60.9%	1.5%	$112.22	$115.06	(2.5%)	$69.40	$70.09	(1.0%)	1.4%
Fort Lauderdale, FL	2	86.3%	86.1%	0.2%	$133.38	$131.21	1.7%	$115.08	$112.98	1.9%	1.4%
Portland, ME	1	85.4%	74.6%	14.5%	$157.54	$161.89	(2.7%)	$134.52	$120.73	11.4%	1.2%
Birmingham, AL	4	76.3%	72.0%	5.9%	$119.03	$118.54	0.4%	$90.79	$85.36	6.4%	1.2%
Omaha, NE	4	65.3%	66.2%	(1.3%)	$110.70	$111.85	(1.0%)	$72.32	$74.04	(2.3%)	1.2%
Kansas City, MO-KS	5	71.5%	72.5%	(1.4%)	$114.57	$117.17	(2.2%)	$81.96	$84.99	(3.6%)	1.2%
Alaska	2	75.2%	76.1%	(1.1%)	$148.19	$150.85	(1.8%)	$111.48	$114.79	(2.9%)	1.2%
Memphis, TN-AR-MS	2	76.8%	74.5%	3.0%	$153.97	$156.77	(1.8%)	$118.20	$116.81	1.2%	1.2%
Philadelphia, PA-NJ	3	70.1%	69.8%	0.4%	$136.71	$135.89	0.6%	$95.85	$94.86	1.0%	1.2%
Atlanta, GA	3	69.0%	73.8%	(6.6%)	$146.09	$147.02	(0.6%)	$100.74	$108.56	(7.2%)	1.2%
Texas West	2	80.8%	90.0%	(10.2%)	$126.93	$111.33	14.0%	$102.53	$100.17	2.4%	1.2%
Boston, MA	4	65.8%	80.8%	(18.6%)	$130.36	$151.29	(13.8%)	$85.74	$122.26	(29.9%)	1.1%
Indiana North	3	61.1%	62.7%	(2.5%)	$152.86	$143.03	6.9%	$93.37	$89.62	4.2%	1.1%
Alabama North	4	73.0%	71.7%	1.9%	$113.07	$110.29	2.5%	$82.54	$79.05	4.4%	1.1%
San Jose/Santa Cruz, CA	1	82.6%	82.0%	0.7%	$219.83	$230.57	(4.7%)	$181.60	$189.15	(4.0%)	1.1%
Melbourne/Titusville, FL	1	89.9%	84.0%	7.1%	$153.18	$150.38	1.9%	$137.73	$126.25	9.1%	1.1%
Arkansas Area	3	72.4%	61.9%	16.9%	$117.17	$127.70	(8.2%)	$84.77	$79.07	7.2%	1.1%
Knoxville, TN	3	75.5%	76.1%	(0.7%)	$112.92	$111.33	1.4%	$85.26	$84.68	0.7%	1.1%
New Orleans, LA	1	79.6%	77.5%	2.6%	$174.39	$190.38	(8.4%)	$138.80	$147.64	(6.0%)	1.0%
St Louis, MO-IL	2	71.1%	67.4%	5.5%	$137.64	$134.33	2.5%	$97.81	$90.48	8.1%	1.0%
Newark, NJ	2	76.7%	84.8%	(9.4%)	$149.38	$154.23	(3.1%)	$114.65	$130.71	(12.3%)	0.9%
Sacramento, CA	1	89.3%	82.7%	7.9%	$149.63	$152.45	(1.8%)	$133.58	$126.11	5.9%	0.9%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months ended December 31

(Unaudited) (Continued)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019
All Other Markets Continued
Tucson, AZ	3	75.1%	76.1%	(1.4%)	$105.18	$104.30	0.8%	$78.94	$79.35	(0.5%)	0.9%
California South/Central	3	80.8%	78.3%	3.2%	$126.70	$125.66	0.8%	$102.38	$98.40	4.0%	0.8%
Texas East	2	87.4%	78.3%	11.7%	$105.63	$99.62	6.0%	$92.36	$78.00	18.4%	0.7%
Minneapolis/St Paul, MN-WI	2	66.4%	68.3%	(2.8%)	$131.66	$134.17	(1.9%)	$87.39	$91.59	(4.6%)	0.7%
Salt Lake City/Ogden, UT	2	69.7%	65.6%	6.3%	$109.73	$111.22	(1.3%)	$76.53	$72.98	4.9%	0.7%
Syracuse, NY	2	64.1%	64.0%	0.2%	$145.17	$151.66	(4.3%)	$93.12	$97.13	(4.1%)	0.7%
Riverside & San Bernardino, CA	1	86.6%	87.3%	(0.7%)	$169.79	$160.27	5.9%	$147.04	$139.84	5.1%	0.7%
Florida Central	3	71.4%	73.0%	(2.3%)	$118.22	$125.15	(5.5%)	$84.38	$91.39	(7.7%)	0.7%
Columbia, SC	2	76.6%	76.8%	(0.2%)	$110.37	$115.88	(4.8%)	$84.60	$89.04	(5.0%)	0.6%
Iowa Area	3	70.9%	68.6%	3.3%	$106.87	$109.34	(2.3%)	$75.79	$75.05	1.0%	0.6%
Tennessee Area	2	78.2%	74.1%	5.5%	$119.75	$116.26	3.0%	$93.61	$86.15	8.7%	0.6%
Norfolk/Virginia Beach, VA	4	65.4%	68.7%	(4.8%)	$104.25	$103.41	0.8%	$68.20	$71.06	(4.0%)	0.6%
Virginia Area	1	58.2%	59.5%	(2.2%)	$165.42	$164.19	0.7%	$96.23	$97.71	(1.5%)	0.6%
Long Island	1	79.4%	82.7%	(4.0%)	$143.34	$139.52	2.7%	$113.86	$115.38	(1.3%)	0.6%
Greensboro/Winston Salem, NC	2	73.9%	71.3%	3.7%	$116.75	$123.20	(5.2%)	$86.33	$87.84	(1.7%)	0.5%
Ohio Area	1	69.6%	64.4%	8.0%	$113.68	$119.74	(5.1%)	$79.08	$77.16	2.5%	0.5%
Bergen/Passaic, NJ	1	81.0%	84.4%	(4.0%)	$142.10	$136.29	4.3%	$115.11	$115.01	0.1%	0.5%
Central New Jersey	1	68.8%	66.4%	3.6%	$131.43	$134.71	(2.4%)	$90.44	$89.47	1.1%	0.5%
Louisiana South	2	61.9%	64.2%	(3.7%)	$106.28	$107.32	(1.0%)	$65.73	$68.92	(4.6%)	0.5%
Tampa/St Petersburg, FL	1	82.9%	82.8%	0.1%	$134.59	$135.97	(1.0%)	$111.57	$112.64	(1.0%)	0.4%
West Palm Beach/Boca Raton, FL	1	80.6%	67.8%	18.9%	$113.07	$118.11	(4.3%)	$91.17	$80.07	13.9%	0.4%
Macon/Warner Robins, GA	1	74.3%	78.2%	(5.0%)	$133.80	$132.07	1.3%	$99.46	$103.28	(3.7%)	0.4%
Detroit, MI	1	65.5%	65.9%	(0.6%)	$124.91	$138.82	(10.0%)	$81.78	$91.44	(10.6%)	0.4%
Portland, OR	1	66.6%	71.0%	(6.1%)	$121.11	$126.91	(4.6%)	$80.70	$90.06	(10.4%)	0.4%
Raleigh/Durham/Chapel Hill, NC	1	70.2%	77.5%	(9.5%)	$125.80	$123.15	2.2%	$88.28	$95.45	(7.5%)	0.3%
Mississippi	2	66.9%	66.8%	0.1%	$99.43	$99.96	(0.5%)	$66.48	$66.79	(0.5%)	0.3%
Charlotte, NC-SC	2	72.1%	66.8%	8.0%	$95.21	$106.91	(10.9%)	$68.69	$71.38	(3.8%)	0.3%
Utah Area	1	65.3%	61.8%	5.7%	$107.67	$112.23	(4.1%)	$70.26	$69.31	1.4%	0.3%
Baltimore, MD	1	62.9%	60.2%	4.5%	$122.31	$124.85	(2.0%)	$76.99	$75.20	2.4%	0.3%
Georgia South	1	69.6%	85.2%	(18.4%)	$107.48	$124.61	(13.7%)	$74.76	$106.21	(29.6%)	0.3%
Pittsburgh, PA	1	55.5%	61.5%	(9.8%)	$127.58	$126.40	0.9%	$70.83	$77.79	(9.0%)	0.2%
Charleston, SC	1	62.6%	71.5%	(12.4%)	$117.79	$110.95	6.2%	$73.73	$79.29	(7.0%)	0.2%
Savannah, GA	1	84.3%	81.6%	3.2%	$115.44	$120.10	(3.9%)	$97.26	$98.01	(0.8%)	0.2%
Minnesota	1	68.8%	57.0%	20.7%	$115.49	$110.02	5.0%	$79.48	$62.73	26.7%	0.2%
Chattanooga, TN-GA	1	82.7%	86.1%	(4.0%)	$115.22	$114.35	0.8%	$95.23	$98.44	(3.3%)	0.2%
San Antonio, TX	1	75.9%	63.3%	19.9%	$87.40	$93.37	(6.4%)	$66.34	$59.12	12.2%	0.2%
Colorado Springs, CO	1	64.2%	71.4%	(10.1%)	$122.46	$119.62	2.4%	$78.63	$85.39	(7.9%)	0.2%
Indianapolis, IN	1	61.9%	61.8%	0.1%	$109.76	$114.02	(3.7%)	$67.91	$70.51	(3.7%)	0.2%
South Carolina Area	1	68.9%	59.3%	16.3%	$107.34	$113.47	(5.4%)	$74.01	$67.28	10.0%	0.2%
Cincinnati, OH-KY-IN	1	62.9%	66.8%	(5.9%)	$110.13	$115.02	(4.3%)	$69.28	$76.89	(9.9%)	0.2%
Mobile, AL	1	66.2%	64.0%	3.4%	$95.81	$102.46	(6.5%)	$63.45	$65.60	(3.3%)	0.1%
Greenville/Spartanburg, SC	1	66.7%	67.1%	(0.7%)	$109.99	$125.79	(12.6%)	$73.31	$84.40	(13.1%)	0.1%
Kansas	1	62.0%	62.3%	(0.5%)	$95.46	$92.51	3.2%	$59.18	$57.66	2.6%	0.1%
Jacksonville, FL	2	67.7%	73.9%	(8.3%)	$109.84	$121.99	(10.0%)	$74.42	$90.10	(17.4%)	(0.2%)
All Other Markets	126	71.9%	72.0%	(0.1%)	$128.21	$130.41	(1.7%)	$92.22	$93.85	(1.7%)	44.5%

Total Portfolio	232	72.9%	72.7%	0.3%	$131.47	$133.09	(1.2%)	$95.82	$96.72	(0.9%)	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Years ended December 31

(Unaudited)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019
Top 20 Markets
Los Angeles/Long Beach, CA	8	88.1%	90.0%	(2.2%)	$176.57	$171.66	2.9%	$155.49	$154.53	0.6%	6.7%
San Diego, CA	7	78.9%	80.7%	(2.2%)	$155.45	$154.16	0.8%	$122.62	$124.34	(1.4%)	5.3%
Phoenix, AZ	9	73.9%	72.6%	1.8%	$130.98	$122.54	6.9%	$96.83	$88.97	8.8%	4.1%
Anaheim/Santa Ana, CA	6	83.3%	84.4%	(1.2%)	$146.59	$146.63	(0.0%)	$122.18	$123.75	(1.3%)	4.0%
Nashville, TN	5	83.6%	84.0%	(0.6%)	$165.13	$169.89	(2.8%)	$137.99	$142.75	(3.3%)	3.6%
Chicago, IL	8	73.9%	74.2%	(0.5%)	$128.73	$130.00	(1.0%)	$95.13	$96.51	(1.4%)	3.3%
Seattle, WA	3	84.1%	83.8%	0.4%	$190.01	$194.55	(2.3%)	$159.87	$163.05	(2.0%)	3.2%
Richmond/Petersburg, VA	5	71.5%	73.4%	(2.6%)	$148.88	$148.74	0.1%	$106.38	$109.15	(2.5%)	2.5%
Florida Panhandle	5	78.9%	71.6%	10.2%	$150.67	$124.61	20.9%	$118.87	$89.23	33.2%	2.5%
Dallas, TX	8	72.3%	70.9%	2.0%	$120.19	$122.01	(1.5%)	$86.93	$86.54	0.5%	2.4%
North Carolina East	5	81.4%	80.0%	1.8%	$129.64	$124.25	4.3%	$105.51	$99.39	6.2%	2.2%
Austin, TX	7	73.0%	72.3%	0.9%	$121.21	$123.79	(2.1%)	$88.45	$89.55	(1.2%)	2.0%
Denver, CO	3	77.9%	78.1%	(0.4%)	$152.50	$150.79	1.1%	$118.74	$117.83	0.8%	1.9%
Alaska	2	84.7%	81.6%	3.8%	$196.16	$178.97	9.6%	$166.22	$146.11	13.8%	1.9%
Norfolk/Virginia Beach, VA	4	76.2%	77.0%	(1.1%)	$148.59	$143.93	3.2%	$113.20	$110.82	2.1%	1.8%
Fort Worth/Arlington, TX	5	76.4%	74.2%	2.9%	$130.76	$134.25	(2.6%)	$99.85	$99.63	0.2%	1.8%
Omaha, NE	4	76.9%	71.2%	7.9%	$124.75	$129.09	(3.4%)	$95.93	$91.97	4.3%	1.7%
Oklahoma City, OK	4	73.9%	74.5%	(0.8%)	$132.56	$133.08	(0.4%)	$97.95	$99.09	(1.1%)	1.7%
Washington, DC-MD-VA	4	78.1%	77.1%	1.4%	$131.46	$129.05	1.9%	$102.69	$99.45	3.3%	1.7%
Alabama South	6	75.2%	74.4%	1.1%	$120.12	$116.28	3.3%	$90.31	$86.46	4.4%	1.7%
Top 20 Markets	108	77.7%	77.3%	0.5%	$143.72	$142.04	1.2%	$111.65	$109.76	1.7%	56.0%

All Other Markets
Idaho	2	76.9%	77.1%	(0.3%)	$131.52	$126.62	3.9%	$101.13	$97.65	3.6%	1.5%
Miami/Hialeah, FL	3	84.4%	87.3%	(3.4%)	$135.50	$148.78	(8.9%)	$114.37	$129.96	(12.0%)	1.3%
Houston, TX	6	63.1%	64.4%	(2.0%)	$117.60	$120.55	(2.4%)	$74.21	$77.65	(4.4%)	1.3%
Orlando, FL	3	81.4%	83.1%	(2.0%)	$114.68	$121.18	(5.4%)	$93.31	$100.66	(7.3%)	1.3%
Atlanta, GA	3	70.8%	75.9%	(6.8%)	$158.02	$149.71	5.6%	$111.82	$113.70	(1.6%)	1.3%
Kansas City, MO-KS	5	76.0%	75.3%	0.9%	$116.86	$118.25	(1.2%)	$88.79	$89.01	(0.2%)	1.3%
Fort Lauderdale, FL	2	87.8%	87.5%	0.3%	$137.52	$139.57	(1.5%)	$120.70	$122.11	(1.2%)	1.2%
Alabama North	4	81.6%	76.2%	7.0%	$115.10	$112.08	2.7%	$93.88	$85.43	9.9%	1.2%
Portland, ME	1	79.9%	78.4%	2.0%	$184.84	$180.55	2.4%	$147.74	$141.49	4.4%	1.2%
Birmingham, AL	4	77.7%	74.6%	4.2%	$122.90	$116.85	5.2%	$95.49	$87.14	9.6%	1.1%
Boston, MA	4	70.3%	76.4%	(8.0%)	$133.19	$137.46	(3.1%)	$93.67	$105.03	(10.8%)	1.1%
Arkansas Area	3	76.2%	67.0%	13.8%	$122.67	$128.82	(4.8%)	$93.47	$86.28	8.3%	1.1%
San Jose/Santa Cruz, CA	1	86.4%	89.2%	(3.2%)	$234.47	$232.47	0.9%	$202.48	$207.35	(2.3%)	1.1%
St Louis, MO-IL	2	76.9%	73.8%	4.2%	$144.64	$144.73	(0.1%)	$111.28	$106.87	4.1%	1.0%
Philadelphia, PA-NJ	3	71.7%	72.4%	(0.9%)	$141.62	$139.85	1.3%	$101.56	$101.19	0.4%	1.0%
Tucson, AZ	3	80.4%	79.7%	0.9%	$110.05	$107.23	2.6%	$88.45	$85.46	3.5%	1.0%
Melbourne/Titusville, FL	1	91.7%	90.6%	1.3%	$158.19	$154.38	2.5%	$145.04	$139.80	3.8%	0.9%
Texas West	2	84.0%	80.2%	4.8%	$121.06	$115.16	5.1%	$101.74	$92.37	10.1%	0.9%
Memphis, TN-AR-MS	2	77.2%	81.6%	(5.4%)	$150.96	$156.94	(3.8%)	$116.49	$128.01	(9.0%)	0.9%
Indiana North	3	67.1%	72.8%	(7.8%)	$134.32	$138.47	(3.0%)	$90.19	$100.80	(10.5%)	0.9%
Salt Lake City/Ogden, UT	2	76.2%	75.0%	1.6%	$122.01	$120.72	1.1%	$92.98	$90.56	2.7%	0.9%
Knoxville, TN	3	77.7%	80.8%	(3.8%)	$110.96	$112.16	(1.1%)	$86.18	$90.58	(4.9%)	0.9%
California South/Central	3	86.3%	84.6%	2.1%	$132.97	$130.43	1.9%	$114.78	$110.28	4.1%	0.9%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Years ended December 31

(Unaudited) (Continued)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019
All Other Markets Continued
Newark, NJ	2	80.1%	85.5%	(6.3%)	$150.23	$153.63	(2.2%)	$120.28	$131.28	(8.4%)	0.8%
Minneapolis/St Paul, MN-WI	2	76.0%	73.8%	2.9%	$136.46	$142.83	(4.5%)	$103.67	$105.41	(1.7%)	0.8%
New Orleans, LA	1	76.9%	78.3%	(1.9%)	$178.16	$179.33	(0.7%)	$136.92	$140.49	(2.5%)	0.8%
Sacramento, CA	1	89.4%	87.1%	2.6%	$158.46	$154.90	2.3%	$141.69	$134.94	5.0%	0.8%
Syracuse, NY	2	68.4%	72.1%	(5.1%)	$150.03	$147.18	1.9%	$102.64	$106.15	(3.3%)	0.7%
Columbia, SC	2	81.3%	82.2%	(1.1%)	$114.92	$116.34	(1.2%)	$93.44	$95.65	(2.3%)	0.7%
Iowa Area	3	76.0%	75.7%	0.3%	$111.78	$112.94	(1.0%)	$84.95	$85.53	(0.7%)	0.7%
Florida Central	3	75.1%	77.9%	(3.6%)	$120.45	$129.09	(6.7%)	$90.45	$100.51	(10.0%)	0.7%
Long Island	1	82.8%	84.4%	(2.0%)	$153.11	$149.46	2.4%	$126.70	$126.21	0.4%	0.6%
Texas East	2	82.7%	83.2%	(0.6%)	$104.23	$106.00	(1.7%)	$86.21	$88.16	(2.2%)	0.6%
Tennessee Area	2	80.3%	74.1%	8.4%	$121.11	$119.03	1.8%	$97.26	$88.22	10.2%	0.6%
Riverside & San Bernardino, CA	1	86.6%	88.5%	(2.1%)	$169.58	$162.44	4.4%	$146.88	$143.74	2.2%	0.5%
New York, NY	1	94.4%	93.9%	0.6%	$260.56	$257.49	1.2%	$246.05	$241.69	1.8%	0.5%
Virginia Area	1	65.9%	72.6%	(9.2%)	$164.81	$165.52	(0.4%)	$108.60	$120.13	(9.6%)	0.5%
Louisiana South	2	69.6%	69.1%	0.8%	$112.75	$112.13	0.6%	$78.48	$77.43	1.4%	0.5%
Greensboro/Winston Salem, NC	2	76.4%	76.1%	0.5%	$116.69	$117.58	(0.8%)	$89.21	$89.46	(0.3%)	0.5%
Tampa/St Petersburg, FL	1	85.3%	86.6%	(1.5%)	$148.10	$147.70	0.3%	$126.29	$127.91	(1.3%)	0.5%
Central New Jersey	1	73.5%	71.8%	2.4%	$132.52	$132.99	(0.4%)	$97.39	$95.48	2.0%	0.5%
Jacksonville, FL	2	75.6%	84.3%	(10.3%)	$120.40	$124.98	(3.7%)	$91.00	$105.37	(13.6%)	0.5%
Portland, OR	1	73.1%	77.9%	(6.2%)	$134.88	$139.21	(3.1%)	$98.61	$108.49	(9.1%)	0.4%
Bergen/Passaic, NJ	1	83.8%	82.7%	1.3%	$139.85	$139.15	0.5%	$117.20	$115.14	1.8%	0.4%
Macon/Warner Robins, GA	1	82.3%	81.3%	1.2%	$134.23	$131.27	2.3%	$110.47	$106.79	3.5%	0.4%
Detroit, MI	1	65.8%	72.0%	(8.7%)	$135.90	$141.84	(4.2%)	$89.43	$102.18	(12.5%)	0.4%
Ohio Area	1	72.1%	68.3%	5.5%	$117.63	$122.02	(3.6%)	$84.81	$83.40	1.7%	0.4%
West Palm Beach/Boca Raton, FL	1	80.5%	75.0%	7.4%	$120.51	$126.60	(4.8%)	$97.04	$94.93	2.2%	0.4%
Colorado Springs, CO	1	78.4%	81.6%	(3.9%)	$143.17	$139.85	2.4%	$112.27	$114.08	(1.6%)	0.4%
Charlotte, NC-SC	2	71.4%	72.0%	(0.8%)	$100.86	$105.10	(4.0%)	$72.03	$75.62	(4.8%)	0.3%
Charleston, SC	1	76.2%	79.5%	(4.1%)	$119.75	$117.38	2.0%	$91.21	$93.26	(2.2%)	0.3%
Raleigh/Durham/Chapel Hill, NC	1	78.2%	79.7%	(1.9%)	$125.04	$121.91	2.6%	$97.74	$97.12	0.6%	0.3%
South Carolina Area	1	78.3%	76.8%	2.0%	$131.28	$134.47	(2.4%)	$102.82	$103.25	(0.4%)	0.3%
Georgia South	1	78.2%	79.9%	(2.2%)	$107.44	$104.66	2.7%	$83.97	$83.65	0.4%	0.3%
Savannah, GA	1	87.0%	83.5%	4.3%	$126.19	$128.03	(1.4%)	$109.80	$106.85	2.8%	0.3%
Mississippi	2	67.3%	70.7%	(4.8%)	$100.38	$104.25	(3.7%)	$67.52	$73.69	(8.4%)	0.3%
Utah Area	1	69.1%	71.4%	(3.1%)	$112.34	$116.09	(3.2%)	$77.67	$82.84	(6.3%)	0.2%
Pittsburgh, PA	1	63.8%	66.3%	(3.8%)	$121.32	$122.09	(0.6%)	$77.39	$80.96	(4.4%)	0.2%
Indianapolis, IN	1	67.0%	74.1%	(9.6%)	$118.89	$119.55	(0.6%)	$79.60	$88.55	(10.1%)	0.2%
Baltimore, MD	1	65.8%	67.5%	(2.5%)	$120.44	$121.84	(1.1%)	$79.22	$82.22	(3.7%)	0.2%
Cincinnati, OH-KY-IN	1	71.2%	70.8%	0.6%	$118.72	$123.35	(3.8%)	$84.51	$87.29	(3.2%)	0.2%
Minnesota	1	73.2%	70.2%	4.3%	$115.20	$112.22	2.7%	$84.37	$78.79	7.1%	0.2%
San Antonio, TX	1	75.3%	73.3%	2.7%	$94.64	$97.84	(3.3%)	$71.29	$71.76	(0.7%)	0.2%
Chattanooga, TN-GA	1	83.9%	85.2%	(1.5%)	$118.08	$123.29	(4.2%)	$99.11	$105.04	(5.6%)	0.2%
Mobile, AL	1	70.4%	71.9%	(2.2%)	$104.09	$109.80	(5.2%)	$73.24	$78.99	(7.3%)	0.2%
Kansas	1	71.5%	69.0%	3.7%	$98.65	$93.96	5.0%	$70.58	$64.81	8.9%	0.1%
Greenville/Spartanburg, SC	1	63.9%	79.3%	(19.4%)	$113.75	$119.17	(4.5%)	$72.71	$94.48	(23.0%)	0.1%
All Other Markets	124	76.5%	77.1%	(0.8%)	$131.68	$132.87	(0.9%)	$100.67	$102.43	(1.7%)	44.0%

Total Portfolio	232	77.1%	77.2%	(0.1%)	$137.70	$137.43	0.2%	$106.12	$106.07	0.0%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019
STR Region
East North Central	15	67.6%	67.0%	0.9%	$127.79	$129.92	(1.6%)	$86.45	$87.09	(0.7%)	5.6%
East South Central	30	74.4%	74.1%	0.5%	$129.51	$130.87	(1.0%)	$96.35	$96.91	(0.6%)	11.4%
Middle Atlantic	12	74.4%	76.4%	(2.6%)	$168.42	$168.29	0.1%	$125.25	$128.49	(2.5%)	6.0%
Mountain	21	71.8%	72.1%	(0.5%)	$124.45	$120.87	3.0%	$89.30	$87.15	2.5%	9.9%
New England	5	71.2%	79.1%	(9.9%)	$139.41	$154.06	(9.5%)	$99.28	$121.84	(18.5%)	2.4%
Pacific	33	79.3%	80.6%	(1.6%)	$151.94	$153.11	(0.8%)	$120.52	$123.39	(2.3%)	23.4%
South Atlantic	57	73.1%	72.6%	0.7%	$124.74	$127.34	(2.0%)	$91.16	$92.41	(1.3%)	21.5%
West North Central	18	68.6%	67.8%	1.1%	$117.21	$117.95	(0.6%)	$80.36	$80.00	0.4%	5.1%
West South Central	41	70.4%	67.7%	4.0%	$119.99	$121.43	(1.2%)	$84.52	$82.21	2.8%	14.7%

Total Portfolio	232	72.9%	72.7%	0.3%	$131.47	$133.09	(1.2%)	$95.82	$96.72	(0.9%)	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Years ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019
STR Region
East North Central	15	71.7%	73.3%	(2.2%)	$128.27	$130.66	(1.8%)	$91.99	$95.83	(4.0%)	5.5%
East South Central	30	78.4%	77.9%	0.6%	$130.59	$131.23	(0.5%)	$102.41	$102.29	0.1%	10.6%
Middle Atlantic	12	77.1%	78.6%	(1.8%)	$161.95	$160.42	1.0%	$124.91	$126.04	(0.9%)	4.8%
Mountain	21	75.9%	75.5%	0.6%	$130.67	$125.94	3.8%	$99.20	$95.08	4.3%	9.9%
New England	5	73.0%	77.0%	(5.1%)	$148.89	$149.64	(0.5%)	$108.67	$115.15	(5.6%)	2.3%
Pacific	33	83.7%	84.6%	(1.1%)	$166.26	$163.73	1.5%	$139.15	$138.57	0.4%	24.6%
South Atlantic	57	77.9%	78.6%	(1.0%)	$133.91	$133.19	0.5%	$104.30	$104.74	(0.4%)	23.0%
West North Central	18	76.0%	73.3%	3.7%	$123.86	$125.87	(1.6%)	$94.18	$92.32	2.0%	5.9%
West South Central	41	73.0%	71.8%	1.6%	$123.14	$125.04	(1.5%)	$89.89	$89.82	0.1%	13.4%

Total Portfolio	232	77.1%	77.2%	(0.1%)	$137.70	$137.43	0.2%	$106.12	$106.07	0.0%	100.0%

Note: Region categorization based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019
Upscale
Courtyard	36	69.1%	70.6%	(2.1%)	$131.92	$131.10	0.6%	$91.13	$92.54	(1.5%)	16.8%
Hilton Garden Inn	41	71.2%	70.9%	0.3%	$129.28	$131.09	(1.4%)	$92.02	$93.00	(1.0%)	17.5%
Homewood Suites	33	77.8%	77.5%	0.4%	$133.13	$136.78	(2.7%)	$103.51	$105.95	(2.3%)	12.6%
Hyatt Place	1	79.9%	68.0%	17.5%	$99.06	$103.23	(4.0%)	$79.11	$70.19	12.7%	0.2%
Residence Inn	33	76.7%	77.3%	(0.7%)	$139.50	$141.51	(1.4%)	$107.06	$109.40	(2.1%)	17.1%
SpringHill Suites	14	70.8%	72.3%	(2.1%)	$121.11	$118.51	2.2%	$85.73	$85.64	0.1%	5.7%
Upscale Total	158	73.0%	73.4%	(0.6%)	$131.76	$132.98	(0.9%)	$96.15	$97.59	(1.5%)	69.9%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	72.1%	73.7%	(2.3%)	$117.26	$116.61	0.6%	$84.50	$85.98	(1.7%)	3.7%
Hampton Inn/Hampton Inn & Suites	39	72.5%	69.9%	3.6%	$127.30	$130.84	(2.7%)	$92.24	$91.50	0.8%	15.0%
Home2 Suites	9	74.6%	77.8%	(4.2%)	$126.81	$128.53	(1.3%)	$94.60	$100.06	(5.5%)	3.8%
TownePlace Suites	9	75.9%	65.7%	15.6%	$106.33	$105.18	1.1%	$80.73	$69.09	16.9%	3.5%
Upper Midscale Total	68	73.1%	70.9%	3.0%	$123.21	$125.45	(1.8%)	$90.02	$89.00	1.1%	26.0%

Upper Upscale
Embassy Suites	2	79.8%	81.3%	(1.9%)	$155.43	$156.83	(0.9%)	$124.05	$127.56	(2.8%)	1.3%
Marriott	2	55.5%	58.1%	(4.6%)	$143.62	$146.15	(1.7%)	$79.67	$84.96	(6.2%)	1.2%
Renaissance	1	97.0%	97.2%	(0.2%)	$303.79	$303.55	0.1%	$294.55	$294.94	(0.1%)	1.5%
Upper Upscale Total	5	69.8%	71.7%	(2.6%)	$187.96	$188.29	(0.2%)	$131.18	$134.94	(2.8%)	4.0%

Independents
Independents	1	79.2%	81.1%	(2.4%)	$141.63	$146.05	(3.0%)	$112.21	$118.51	(5.3%)	0.1%
Independents Total	1	79.2%	81.1%	(2.4%)	$141.63	$146.05	(3.0%)	$112.21	$118.51	(5.3%)	0.1%

Total Portfolio	232	72.9%	72.7%	0.3%	$131.47	$133.09	(1.2%)	$95.82	$96.72	(0.9%)	100.0%

Note: Chain scale categorization based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Years ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019
Upscale
Courtyard	36	74.4%	75.1%	(1.0%)	$143.24	$141.45	1.3%	$106.53	$106.30	0.2%	18.4%
Hilton Garden Inn	41	76.1%	75.4%	0.9%	$134.11	$134.78	(0.5%)	$102.03	$101.58	0.4%	17.9%
Homewood Suites	33	81.6%	81.7%	(0.1%)	$137.39	$139.48	(1.5%)	$112.13	$113.96	(1.6%)	12.5%
Hyatt Place	1	77.4%	82.7%	(6.3%)	$105.42	$102.73	2.6%	$81.64	$84.91	(3.9%)	0.2%
Residence Inn	33	79.3%	80.5%	(1.5%)	$147.09	$147.59	(0.3%)	$116.69	$118.83	(1.8%)	16.5%
SpringHill Suites	14	75.5%	77.5%	(2.5%)	$123.52	$124.04	(0.4%)	$93.32	$96.11	(2.9%)	5.6%
Upscale Total	158	77.3%	77.7%	(0.6%)	$138.30	$138.59	(0.2%)	$106.86	$107.71	(0.8%)	71.1%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	74.6%	76.0%	(1.8%)	$117.68	$118.46	(0.7%)	$87.79	$89.99	(2.4%)	3.3%
Hampton Inn/Hampton Inn & Suites	39	76.4%	75.1%	1.7%	$133.76	$134.37	(0.5%)	$102.24	$100.95	1.3%	14.9%
Home2 Suites	9	80.7%	81.7%	(1.2%)	$136.82	$129.83	5.4%	$110.45	$106.12	4.1%	4.1%
TownePlace Suites	9	78.2%	75.7%	3.3%	$115.71	$107.40	7.7%	$90.52	$81.31	11.3%	3.1%
Upper Midscale Total	68	76.9%	76.1%	1.0%	$129.59	$128.13	1.1%	$99.63	$97.48	2.2%	25.4%

Upper Upscale
Embassy Suites	2	86.4%	85.5%	1.1%	$186.72	$179.67	3.9%	$161.34	$153.63	5.0%	1.6%
Marriott	2	62.3%	63.6%	(2.0%)	$147.53	$145.61	1.3%	$91.96	$92.62	(0.7%)	1.3%
Renaissance	1	94.4%	93.9%	0.6%	$260.56	$257.49	1.2%	$246.05	$241.69	1.8%	0.5%
Upper Upscale Total	5	74.9%	75.2%	(0.4%)	$186.08	$181.62	2.5%	$139.31	$136.50	2.1%	3.4%

Independents
Independents	1	76.2%	81.4%	(6.4%)	$144.89	$149.70	(3.2%)	$110.47	$121.91	(9.4%)	0.1%
Independents Total	1	76.2%	81.4%	(6.4%)	$144.89	$149.70	(3.2%)	$110.47	$121.91	(9.4%)	0.1%

Total Portfolio	232	77.1%	77.2%	(0.1%)	$137.70	$137.43	0.2%	$106.12	$106.07	0.0%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019	Q4 2018	% Change	Q4 2019
STR Location
Airport	17	76.8%	75.1%	2.2%	$124.39	$128.41	(3.1%)	$95.49	$96.45	(1.0%)	6.1%
Interstate	6	73.8%	75.4%	(2.1%)	$112.42	$107.86	4.2%	$83.01	$81.34	2.1%	1.9%
Resort	9	77.1%	70.9%	8.8%	$127.80	$122.56	4.3%	$98.51	$86.85	13.4%	4.8%
Small Metro/Town	16	73.5%	75.0%	(2.0%)	$114.30	$115.99	(1.5%)	$84.04	$87.05	(3.5%)	5.2%
Suburban	141	72.3%	72.8%	(0.7%)	$127.23	$129.59	(1.8%)	$91.96	$94.37	(2.5%)	54.7%
Urban	43	72.1%	71.0%	1.5%	$152.37	$153.58	(0.8%)	$109.83	$109.02	0.7%	27.3%

Total Portfolio	232	72.9%	72.7%	0.3%	$131.47	$133.09	(1.2%)	$95.82	$96.72	(0.9%)	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Years ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019
STR Location
Airport	17	80.0%	81.4%	(1.7%)	$129.34	$131.78	(1.9%)	$103.49	$107.25	(3.5%)	6.0%
Interstate	6	76.5%	74.3%	2.9%	$111.50	$110.00	1.4%	$85.28	$81.72	4.4%	1.7%
Resort	9	81.5%	78.9%	3.4%	$146.42	$145.45	0.7%	$119.39	$114.75	4.0%	5.5%
Small Metro/Town	16	77.5%	75.1%	3.2%	$118.69	$115.37	2.9%	$92.02	$86.67	6.2%	5.2%
Suburban	141	76.5%	77.3%	(1.0%)	$133.86	$133.59	0.2%	$102.42	$103.20	(0.8%)	55.4%
Urban	43	76.6%	76.2%	0.5%	$156.34	$156.37	(0.0%)	$119.75	$119.13	0.5%	26.2%

Total Portfolio	232	77.1%	77.2%	(0.1%)	$137.70	$137.43	0.2%	$106.12	$106.07	0.0%	100.0%

Note: Location categorization based on STR designation.

Page | 23